Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-166348, 333-137325, 333-104835, 333-104458, 333-88382, 333-01649, and 333-162256 on Form S-8 and Registration Statement Nos. 333-166441 and 333-163896 on Form S-3 of our reports dated February 24, 2012, relating to the consolidated financial statements of West Coast Bancorp, and the effectiveness of West Coast Bancorp’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of West Coast Bancorp for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
February 24, 2012

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